UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 1, 2016

 Roka Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36538	27-0881542
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Independence Boulevard Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(908) 605-4700
Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On November 1, 2016, Roka Bioscience, Inc. (the “Company”) received a letter from NASDAQ confirming that the Company had regained compliance with the $1.00 per share minimum bid requirement for continued listing under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Requirement”) and stating that the NASDAQ Hearings Panel (the “Panel”) granted the Company’s request for continued listing on the NASDAQ Global Market.

This decision was issued in connection with the Company’s appeal of NASDAQ’s determination to delist the Company’s common stock due to its inability to regain compliance with the Minimum Bid Requirement during the 180 day grace period ending on August 23, 2016, which was previously disclosed on the Company’s Current Report on Form 8-K filed on August 26, 2016. The Company’s appeal stayed the suspension of the trading of the Company’s common stock pending the issuance of the Panel’s written decision. In connection with its appeal, the Company effected a 1-for-10 reverse split of its common stock on October 11, 2016 to cure its deficiency with respect to the Minimum Bid Requirement, which was previously disclosed on the Company’s Current Report on Form 8-K filed on October 11, 2016. The closing bid price of the Company’s common stock has been greater than $1.00 since the effectiveness of the reverse split.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROKA BIOSCIENCE, INC.

Dated: November 1, 2016	By:	/s/ Lars Boesgaard
Name: Lars Boesgaard
Title: Chief Financial Officer